Exhibit 23.2


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement on Form SB-2 of our report dated April 21, 2004, which includes an explanatory paragraph that refers to substantial doubt regarding the Company's ability to continue as a going concern, relating to the financial statements of Viper Motorcycle Company, and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Carver Moquist & O'Connor, LLC
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Carver Moquist & O'Connor, LLC
(Formerly known as Carver Moquist & Associates, LLC)


Minneapolis, Minnesota

December 6, 2004